SEVERANCE AGREEMENT AND MUTUAL GENERAL RELEASE

This Severance Agreement and Mutual General Release (“Agreement”) is made and entered into this the 21st day of September, 2009 by and between Stanley K. Tanger, for himself, his heirs, executors, administrators, assigns, representatives and agents (hereafter collectively “Tanger”), and Tanger Properties Limited Partnership and Tanger Factory Outlet Centers, Inc., on behalf of themselves, their subsidiaries, affiliates, successors, and assigns (hereafter collectively “Company”).  This Agreement is intended to and does resolve all claims and disputes of any nature whatsoever by and between the parties as of the effective date of this Agreement.

WITNESSETH:

WHEREAS, Tanger was employed by the Company and served as its Chairman of the Board under a January 1, 2009 Amended and Restated Employment Agreement (hereafter “Employment Agreement”);

WHEREAS, Tanger retired from employment with the Company and resigned as Chairman of the Board effective September 1, 2009;

WHEREAS, the parties desire to memorialize in this Agreement the benefits Tanger will receive in his retirement and the terms and conditions attendant thereto;

WHEREAS, in consideration of the monetary payments and other good and valuable consideration set forth herein, Tanger has agreed to release the Company from any and all possible claims of liability to him as provided herein, including but not limited to, any claims arising out of the change in the employment relationship and Tanger’s resigning as Chairman of the Board.

NOW THEREFORE, for and in consideration of the premises, payment of the sums set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Tanger retired from employment with the Company and resigned as Chairman of the Board effective September 1, 2009.

2.           In exchange for the release set forth herein, the Company will pay and/or provide to Tanger the benefits set forth herein.

3.           The Company will pay to Tanger (a) within five (5) business days after the revocation period set forth herein any accrued but unpaid portion of the Annual Base Salary payable pursuant to Section 7(a) of Tanger’s Employment Agreement for the period through the effective date of Tanger’s retirement (September 1, 2009) and (b) between March 1 and March 15, 2010, a pro-rated share (two-thirds) of his Annual Bonus for the year 2009.

4.           The Company will pay to Tanger a lump sum cash severance payment of $3,408,347.00 within five (5) business days after the revocation period set forth herein, or at such later date as required by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  In the event Tanger is a “specified employee” such that the cash payment must be delayed under Section 409A, the Company will pay the cash payment, plus interest at the rate of 1.5%, to Tanger or his estate on the earlier of (i) one hundred ninety-five (195) days after Tanger executes this Agreement or (ii) twenty (20) days after the date of his death.  If amounts payable to, and benefits provided for, Tanger pursuant to this

Agreement are paid and provided in accordance with the terms of this Agreement, based on current guidance from the Internal Revenue Service, the Company does not intend to report such amounts and benefits as includable in Tanger’s gross income under IRC Section 409A.

5.           Tanger may exercise any vested share options granted to him under the Company’s Amended and Restated Incentive Award Plan (the “Award Plan”) in accordance with and subject to the terms and conditions of the Award Plan.  The Company’s Board of Directors (acting through its Share and Unit Option Committee) has removed any and all remaining restrictions imposed by the terms of the Award Agreements between the Company and Tanger with respect to 480,000 Restricted Shares issued to Tanger pursuant to the Award Plan to be effective upon and after the expiration of Tanger’s right to revoke this Agreement.

6.           Tanger’s rights under the Company’s 401(k) plan are governed by the terms of that Plan.  Nothing in this Agreement in any way diminishes Tanger’s rights under any benefit plan, program, or arrangement of the Company to which he may be otherwise entitled as a result of being or of having been an employee of the Company.

7.           The Company shall pay Tanger accrued but unused vacation days (totaling 19 days) within five (5) days of the revocation period set forth herein.

8.           For a period of up to five (5) years beginning on September 1, 2009, the Company will provide Tanger with the following:

(a)           Office space located at and commonly known as 445 Dolley Madison Road, Suite 102, Greensboro, NC consisting of approximately 1,776 square feet which is the subject of a lease agreement dated September 1, 2009 between 445 Dolley Madison Road, LLC and the Company or such other office space available at substantially the same cost to the Company as Tanger and the Company may mutually agree upon; and

(b)           The services of two (2) employees of the Company, to provide secretarial, bookkeeping and administrative services to Tanger, unless otherwise agreed to in writing by Tanger and the Company.  Jelena Sowerby and Marie Pettera will be initially assigned to provide such services.  In the event either Ms. Pettera or Ms. Sowerby leave the employment of the Company during the five year period, the Company will provide replacement employees reasonably satisfactory to Tanger.  The employees assigned to provide such services (i) shall be initially compensated at the compensation levels of Ms. Sowerby and Ms. Pettera as of the date of this Agreement, subject to adjustment in the same manner and at the same times as other similarly situated employees of the Company and (ii) shall be eligible to receive the same or similar benefits as are made available by the Company from time to time to other similarly situated employees of the Company.

(c)           Any reimbursement of expenses or in-kind benefits shall be provided in a manner that complies with Treasury Regulation Section 1.409A-3(i)(1)(iv), including the following:  (1) in no event shall such benefits or reimbursements be provided later than the last day of the Executive’s taxable year following the taxable year in which the expense was incurred or obligation arose, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during the Executive’s taxable year may not affect the expenses eligible for reimbursement, or in-kind benefits provided, in any other taxable year of the Executive, and (iii) the right to reimbursements or in-kind benefits is not subject to liquidation or exchange for another benefit.

(d)           If, at the end of five years, the Company is still providing office space and the services of two employees to Tanger, the Company will meet with Tanger to discuss whether such office space and services should be continued.  The Company agrees to engage in good faith discussions with Tanger regarding this matter and to submit the issue to the Board of Directors, which will make the final decision regarding this issue.

9.           The payments and benefits set forth in this Agreement are in settlement of all of Tanger’s Claims and possible Claims against the Company, and Tanger acknowledges that such payments and benefits are all that he is entitled to receive from the Company.

10.           Execution of this Agreement and the payment of the consideration set forth herein shall not constitute, or in any manner be construed as, an admission of liability by the Company, which expressly denies any liability to Tanger and further expressly denies that the Company has engaged in any wrongful acts or conduct, violated any local, state or federal statutes, ordinances, regulations, provisions or orders or that it has breached any obligations, express or implied, to Tanger.

11.           In consideration of the payments made and benefits provided herein, Tanger does hereby release, acquit and forever discharge the Company, its parent, subsidiaries, affiliates, successors, assigns, present and former shareholders, directors, officers, agents, representatives, attorneys, and present and former employees from any and all claims, expenses (including attorneys’ fees except as otherwise provided in this Agreement), debts, demands, costs, contracts, awards, sums of money, obligations, actions and causes of action of every nature, under any theory under the law, whether common, constitutional, statutory or other, of any jurisdiction, foreign or domestic, whether known or unknown, whether in law or in equity, which he had or held, or has or holds, or may claim to have or to hold by reason of any and all matters from the beginning of time to the present, whether brought or initiated by him or on his behalf, whether or not in his own name, including, but not limited to, those arising out of or relating to Tanger’s employment with and retirement from the Company (collectively “Claims”).  These Claims specifically include, but are not limited to, claims for wrongful termination, breach of contract, breach of implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, discharge in violation of public policy, fraud, assault, battery, invasion of privacy, negligent retention, misrepresentation, interference with contractual relations or prospective business advantage, libel, slander, defamation, negligence, disability, severance pay, and/or discrimination based on race, national origin, sex, religion, color, disability, and/or age under state or federal law (e.g., Title VII of the 1964 Civil Rights Act, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act).  For the purpose of implementing a full and complete release and discharge of the parties set forth in this Paragraph 11, Tanger expressly acknowledges that this Agreement is intended to include in its effect, without limitation, Claims which he does not know of or suspect to exist in his favor, that this Agreement is intended to extinguish all Claims and that he hereby waives all such Claims.  Tanger further expressly covenants not to sue the parties set forth in this Paragraph 11 for such Claims.

12.           The Company likewise releases Tanger to the same extent as Tanger released the Company in Paragraph 11, supra.

13.           Tanger covenants that he will not in the future file, and that there are no pending (a) administrative charges against the Company with any local, state or federal agency, or (b) civil actions relating to or based upon events which have occurred prior to the effective date of this Agreement.

14.           Tanger recognizes that the terms of this Agreement will be disclosed as required by applicable Securities Exchange Commission (“SEC”) regulations and that a copy of this Agreement will be filed with the SEC.

15.           Tanger agrees to cooperate with the Company from the effective date of this Agreement, and thereafter, in all reasonable ways, including but not limited to executing all documents deemed necessary by the Company to effect his retirement from and to relinquish his authority to act on behalf of the Company; providing requested business information; meeting with officials of the Company on business and financial matters; cooperating with attorneys of the Company on legal matters; providing truthful testimony at the Company’s request or if subpoenaed to testify; and in other reasonable ways cooperating with the Company upon the Company’s request. The Company agrees to reimburse Tanger for reasonable travel and lodging expenses incurred by him in providing the aforementioned cooperation.

16.           This Agreement constitutes the entire agreement between the parties, superseding all other prior oral or written agreements between the parties, including the Employment Agreement, except that Paragraph 23 (“Section 409A”), Paragraph 4 (“Competition”), and Paragraph 12(c) (“Indemnification”) of the Employment Agreement, shall remain in full force and effect under this Agreement.  Further, the exculpation and indemnification provisions of the Tanger Factory Outlet Centers, Inc. Articles of Incorporation and Bylaws shall continue to apply to Tanger.  It is expressly understood that no amendment, deletion, addition, modification, or waiver of any provision of this Agreement shall be binding or enforceable unless in writing and signed by all parties.

17.           The Company agrees to pay reasonable attorneys fees and expenses incurred by Tanger with respect to issues relating to his retirement and this Agreement.  Further, the Company agrees that if the Company, Tanger (in his official capacity), and Tanger (in his individual capacity) are all sued as defendants in the same civil action for acts committed by Tanger while Tanger was employed by the Company (prior to September 1, 2009), the Company will pay Tanger's reasonable attorneys' fees and expenses to an attorney selected by Tanger and approved by the Company to represent Tanger.

18.           This Agreement will be governed by the laws of the State of North Carolina.

19.           Each provision of this Agreement is intended to be severable.  If any term or provision is held to be invalid, void, or unenforceable by a court of competent jurisdiction for any reason whatsoever, such ruling shall not affect the validity of the remainder of this Agreement.

20.           It is understood and agreed that this Agreement shall not be subject to any claim of mistake of fact; and regardless of the adequacy or inadequacy of the amount paid, this release is intended to be final and complete.  Tanger agrees that there is absolutely no agreement or reservation not clearly expressed herein; that the consideration stated herein is all that he is ever to receive for all Claims or potential Claims for damages, costs, attorneys’ fees, and other expenses; and that the execution hereof is with the full knowledge that this release covers all possible claims against the Company and those persons set forth in Paragraph 11 of this Agreement.

21.           Any dispute or controversy between the Company and Tanger arising out of or relating to this Agreement or the breach of this Agreement shall be settled by final and binding private arbitration in the State of North Carolina in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.  The Company will pay the fees and expenses of arbitration.  The arbitrator shall have the authority to award any remedy, relief, or damages that a court of competent jurisdiction could order or grant, including without limitation, the issuance of an injunction and the relief specifically provided for in this Agreement.  However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim, provisional injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved.  Except as may be necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder (including disclosure of testimony, a transcript, or exhibits) without the prior written consent of both the Company and Tanger.

22.           Tanger acknowledges that he has been advised in writing and encouraged to consult an attorney concerning this Agreement and the meaning and consequences of his signing it and that he has done so.  Tanger understands that the release contained herein is a general, unconditional release with respect to all possible claims against the Company and those persons set forth in Paragraph 11 of this Agreement to the date of this Agreement, including all claims under the Age Discrimination in Employment Act.  Tanger further acknowledges that he has been advised that he has a period of twenty-one (21) days within which to consider this Agreement and that, by executing the Agreement, he enters into the Agreement freely and voluntarily.  Tanger further understands and acknowledges that he has been advised that he has seven (7) days following the execution of this Agreement within which he may revoke this Agreement, and that this Agreement shall not become effective or enforceable until such revocation period has expired.

23.           Tanger may revoke this Agreement within seven (7) days after it is executed by him by delivering a written notice of revocation to:

Frank Marchisello
3200 Northline Avenue
Greensboro, NC 27408

no later than the close of business on the seventh day after this Agreement is signed by Tanger.

24.           This Agreement may be executed and delivered in two or more counterparts, each of which when so executed and delivered shall be the original, but such counterparts together shall constitute but one and the same instrument.

                            TANGER PROPERTIES LIMITED PARTNERSHIP

                         By:  /s/ Frank C. Marchisello, Jr.
                         Frank C. Marchisello, Jr.
     Vice President, Treasurer & Assistant Secretary
     of Tanger GP Trust
      the Sole General Partner of Tanger Properties, LP

STATE OF NORTH CAROLINA

COUNTY OF GUILFORD

BEFORE ME, a Notary Public in and for said state and county, on this day personally appeared Frank C. Marchisello, Jr., and being by me first duly sworn, on oath, states that he is the Vice President, Treasurer & Assistant Secretary of Tanger Properties Limited Partnership and that as such, he is authorized to execute the foregoing SEVERANCE AGREEMENT AND MUTUAL GENERAL RELEASE on behalf of Tanger Properties Limited Partnership and that he voluntarily executed it on behalf of Tanger Properties Limited Partnership.

This the 21st day of September, 2009.

/s/ Patricia A. Ross
Notary Public Signature

Patricia A. Ross
Notary Public Printed Name

[SEAL]                                                                My Commission Expires:  11/19/2011

                         TANGER FACTORY OUTLET CENTERS, INC.

                         By: /s/ Frank C. Marchisello, Jr.
                         Frank C. Marchisello, Jr.
     Executive Vice President, Chief Financial Officer & Secretary

STATE OF NORTH CAROLINA

COUNTY OF GUILFORD

BEFORE ME, a Notary Public in and for said state and county, on this day personally appeared Frank C. Marchisello Jr., and being by me first duly sworn, on oath, states that he is the Executive Vice President, Chief Financial Officer & Secretary of Tanger Factory Outlet Centers, Inc. and that as such, he is authorized to execute the foregoing SEVERANCE AGREEMENT AND MUTUAL GENERAL RELEASE on behalf of Tanger Factory Outlet Centers, Inc. and that he voluntarily executed it on behalf of Tanger Factory Outlet Centers, Inc.

This the 21st day of September, 2009.

/s/ Patricia A. Ross
Notary Public Signature

Patricia A. Ross
Notary Public Printed Name

[SEAL]                                                                My Commission Expires:  11/19/2011

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 21st day of September, 2009.

/s/ Stanley K. Tanger
Stanley K. Tanger

STATE OF NORTH CAROLINA

COUNTY OF GUILFORD

BEFORE ME, a Notary Public in and for said state and county, on this day personally appeared Stanley K. Tanger, and being by me first duly sworn, on oath, states that he executed the foregoing SEVERANCE AGREEMENT AND MUTUAL GENERAL RELEASE for the purposes and considerations therein expressed, that he has read it, had it explained to him by his attorney, understands its meaning and effect, knows that it is a general and unconditional release in full, and that he voluntarily executed it as such.
This the 21st day of September, 2009.

/s/ Patricia A. Ross
Notary Public Signature

Patricia A. Ross
Notary Public Printed Name

[SEAL]                                                                My Commission Expires:  11/19/2011

CERTIFICATION OF COUNSEL

I am a licensed attorney at law, and I hereby represent and declare that I have fully explained the foregoing Severance Agreement and Mutual General Release to Stanley K. Tanger, who in turn acknowledged to me an understanding of the document and the legal effect thereof.

/s/ Larry B. Sitton
Larry B. Sitton